EXHIBIT 1.1

[Common Stock]

SONIC SOLUTIONS

UNDERWRITING AGREEMENT

[Date]

To the Representatives
named in Schedule I
hereto of the Underwriters
named in Schedule II hereto

Dear Ladies and Gentlemen:

Sonic Solutions, a California corporation (the “Company”), proposes to issue and sell to the underwriters named in Schedule II hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), __________ shares (the “[Firm] Shares”) of its common stock, no par value (the “Common Stock”).  [In addition, the Company proposes to grant to the Underwriters an option to purchase from the Company up to an aggregate of [_______] additional shares of Common Stock (the “Option Shares”).  The Firm Shares and the Option Shares are hereinafter collectively sometimes referred to as the “Shares.”]  Such Shares are to be sold to each Underwriter, acting severally and not jointly, in such amounts as are listed in Schedule II opposite the name of each Underwriter.  The Shares are described more fully in the Prospectus, referred to below.  If the firm or firms listed in Schedule II hereto include only the firm or firms listed in Schedule I hereto, then the terms “Underwriters” and “Representatives,” as used herein, each shall be deemed to refer to such firm or firms.

1.           Representations and Warranties.

(a)           The Company represents and warrants to, and agrees with, each Underwriter that:

(i)             The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form S-3 (File No. 333-[____]), which contains a base prospectus (the “Base Prospectus”), to be used in connection with the public offering and sale of the Shares.  Such registration statement, as amended, including the financial statements, exhibits and schedules thereto, including any required information deemed to be a part thereof pursuant to Rule 430B under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (collectively, the “Securities Act”) and the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (collectively, the “Exchange Act”), at the time of effectiveness, is called the “Registration Statement.”  Any preliminary prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof and is used prior to the filing of the Prospectus is called, together with the Base Prospectus, a “preliminary prospectus.”  The term “Prospectus” shall mean the final prospectus supplement relating to the Shares, together with the Base Prospectus, that is first filed pursuant to Rule 424(b) after the date and time that this Agreement is executed and delivered by the parties hereto (the “Execution Time”).  Any reference herein to the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Securities Act; any reference to any amendment or supplement to any preliminary prospectus or the Prospectus, as the case may be, shall be deemed to refer to and include any documents filed after the date of such preliminary prospectus or Prospectus, as the case may be, under the Exchange Act, and incorporated by reference in such preliminary prospectus or Prospectus, as the case may be; and any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Company filed pursuant to Section 13(a) or 15(d) under the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement.  All references in this Agreement to the Registration Statement, a preliminary prospectus, the Prospectus, or any amendments or supplements to any of the foregoing shall include any copy thereof filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) (except as may be permitted by Regulation S-T under the Securities Act).

(ii)             The term “Disclosure Package” shall mean (A) the preliminary prospectus, as it may be amended or supplemented, (B) the Base Prospectus, (C) the applicable issuer free writing prospectuses (as defined under Rule 433 of the Securities Act) (each, an “Issuer Free Writing Prospectus”), if any, identified in Schedule III hereto; (D) any other free writing prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package, and (E) the Final Term Sheet (as defined herein), which also shall be identified in Schedule III hereto.  As of ____ [a.m./p.m.] (New York City time) on the date of this Agreement (the “Initial Sale Time”), the Disclosure Package did not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.  The preceding sentence does not apply to statements in or omissions from the Disclosure Package based upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 7(b) hereof (the “Underwriter Information”).

(iii)             As of the date hereof, when the Prospectus is first filed with the Commission pursuant to Rule 424(b) under the Securities Act, when any supplement or amendment to the Prospectus is filed with the Commission, at the Closing Date (as hereinafter defined) and, with respect to the Registration Statement in (A) and (B) below, as of the Initial Sale Time, (A) the Registration Statement is effective, the Registration Statement, as amended as of any such time, and the Prospectus, as amended or supplemented as of any such time complied, complies or will comply in all material respects with the applicable provisions under the Securities Act and the Exchange Act, (B) the Registration Statement, as amended as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading, and (C) the Prospectus, as amended or supplemented as of any such time, did not, does not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Company makes no representations or warranties as to the Underwriter Information.  The documents that are incorporated by reference in the Registration Statement, the Disclosure Package, the preliminary prospectus or the Prospectus or from which information is so incorporated by reference, when they were filed with the Commission, complied in all material respects with the requirements under the Securities Act or the Exchange Act, as applicable, and did not, when such documents were so filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.  The Commission has not issued any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of the preliminary prospectus, the Prospectus or any Issuer Free Writing Prospectus, and the Company is without knowledge that any proceedings have been instituted for either purpose.  The aggregate market value of the Company’s voting and non-voting common equity held by non-affiliates of the Company was at least $75 million within 60 days prior to the date of filing of the Registration Statement.

(iv)             (A) At the earliest time after the Company or another offering participant made a bona fide offer (within the meaning under Rule 164(h)(2) under the Securities Act) and (B) as of the date of the execution and delivery of this Agreement (with such date being used as a determination date for purposes of this clause (B)), the Company neither was nor is an Ineligible Issuer (as defined in Rule 405 under the Securities Act).

(v)             No Issuer Free Writing Prospectus or any final term sheet containing a description of the Shares and the offering contemplated hereby, in a form approved by the Representatives and contained in Schedule III of this Agreement, filed pursuant to Rule 433(d) under the Securities Act (such term sheet, a “Final Term Sheet”), as of its issue date and at all subsequent times through the completion of the offering contemplated hereby or until any earlier date that the Company notified or notifies the Representatives as described in the next sentence, included, includes or will include any information that conflicted, conflicts, or will conflict with the information contained in the Registration Statement, including any document incorporated by reference therein, the preliminary prospectus or the Prospectus, that had not or has not been superseded or modified.  If at any time following delivery of an Issuer Free Writing Prospectus or a Final Term Sheet and prior to the end of the Prospectus Delivery Period (as defined below), there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus or Final Term Sheet, as applicable, conflicted or would conflict with the information contained in the Registration Statement, the preliminary prospectus or the Prospectus, the Company has promptly notified or will promptly notify the Representatives and has promptly amended or supplemented or will promptly amend or supplement, at its own expense, such Issuer Free Writing Prospectus or Final Term Sheet, as applicable, to eliminate or correct such conflict.  The foregoing two sentences do not apply to statements in or omissions from an Issuer Free Writing Prospectus or a Final Term Sheet based upon and in conformity with Underwriter Information.

(vi)            The Company has not distributed and will not distribute, prior to the later of the Closing Date and the completion of the Underwriters’ distribution of the Shares, any offering material in connection with the offering and sale of the Shares other than the Registration Statement, the preliminary prospectus, the Prospectus, or any Issuer Free Writing Prospectus reviewed and consented to by the Underwriters and included in Schedule III hereto.

(vii)           The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of California and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under, or as contemplated under, this Agreement.  The Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a material adverse change in the capital stock or long-term debt of the Company or any of its subsidiaries or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, management, financial position, shareholders’ equity or results of operations of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”).

(viii)          Each subsidiary of the Company that is listed in the Company’s latest Annual Report on Form 10-K pursuant to the requirements of Form 10-K and Item 601(b)(21) of the Commission’s Regulation S-K (each a “Subsidiary”) has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital stock of each Subsidiary has been duly authorized and validly issued and is fully paid and non-assessable and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; and none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any security holder of such Subsidiary.

(ix)             The Company has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement.  The execution and delivery of, and the performance by the Company of its obligations under this Agreement have been duly and validly authorized by the Company and this Agreement, has been duly executed and delivered by the Company and constitutes the valid and legally binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement hereof may be limited by (i) applicable bankruptcy, insolvency, moratorium, reorganization, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally, (ii) general principles of equity, whether considered in a proceeding at law or in equity, and (iii) state or federal securities laws or policies relating to the non-enforceability of the indemnification provisions contained herein.

(x)             The Company has an authorized capitalization as set forth in the Registration Statement, the Prospectus and the Disclosure Package under the heading “Capitalization”; all of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable and are not subject to any preemptive or similar rights.  None of the outstanding shares of Common Stock was issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  As of the date set forth in the Disclosure Package and the Prospectus, there were no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those accurately described in the Disclosure Package and the Prospectus.  Since such date, the Company has not issued any securities other than Common Stock issued pursuant to the exercise of warrants or upon the exercise of stock options previously outstanding under the Company’s stock option plans and the issuance of Common Stock pursuant to employee stock purchase plans.

(xi)             The Shares have been duly and validly authorized for issuance and sale, and, when issued and delivered to the Underwriters against payment therefor pursuant to this Agreement, the Shares will be duly and validly issued and fully paid and non-assessable; the issuance of the Shares is not subject to any preemptive or similar rights; the Shares conform in all material respects to the description thereof contained in the Registration Statement, the Prospectus and the Disclosure Package.

(xii)            The execution, delivery and performance of this Agreement by the Company, the issue and sale of the Shares by the Company and the consummation of the transactions contemplated hereby will not (1) result in any violation of the provisions of the articles of incorporation or by-laws of the Company or any of its subsidiaries, (2) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject or (3) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets.

(xiii)           No consent, approval, authorization or order of, or filing or registration with, any court or governmental agency or body is required for the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby.

(xiv)          The statements set forth in the Prospectus under the captions “Description of Common Stock” and “Legal Ownership of Securities,” insofar as they purport to constitute a summary of the terms of the Shares, and under the caption “[U.S. Federal Income Tax Considerations],” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair.

(xv)           Except as set forth in the Disclosure Package and the Prospectus, there are no legal or governmental proceedings pending against the Company or any of its subsidiaries or, to the knowledge of the Company, threatened against any of them or to which the Company or any of its subsidiaries or to which any of the respective properties of the Company or any of its subsidiaries is subject that are not disclosed in the Disclosure Package and the Prospectus or that, if adversely decided, would reasonably be expected to have a Material Adverse Effect or materially adversely affect the issuance of the Shares or the consummation of any of the transactions contemplated by this Agreement.  There are no indentures, mortgages, deeds of trust, loan agreements, leases or other agreements or instruments of the Company or any of its subsidiaries that are material to the Company and its subsidiaries, taken as a whole, that are not described in the Disclosure Package and the Prospectus.  Neither the Company nor any of its subsidiaries is involved in any strike, job action or labor dispute with any group of its employees that would reasonably be expected to have a Material Adverse Effect, and, to the knowledge of the Company, no such action or dispute is threatened.

(xvi)          The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended.

(xvii)         The Company and the Subsidiaries possess all authorizations issued by the appropriate federal, state and foreign governments, governmental or regulatory authorities, self-regulatory organizations and all courts or other tribunals, and are members in good standing of each federal, state or foreign exchange, board of trade, clearing house or association and self-regulatory or similar organization necessary to conduct their respective businesses as described in the Prospectus, except as would not, individually or in the aggregate, have a Material Adverse Effect.

(xviii)        BDO Seidman, LLP, which has certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting, are independent public accountants as required by the Securities Act and the rules and regulations of the Commission thereunder.

(xix)           The consolidated financial statements of the Company included in the Registration Statement and the Prospectus, together with the related schedules and notes, as well as those consolidated financial statements, schedules and notes of any other entity included therein, present fairly the financial position of the Company and its consolidated subsidiaries, or such other entity, as the case may be, at the dates indicated and the consolidated statements of income and comprehensive income, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries, or such other entity, as the case may be, for the periods specified.  Such financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The supporting schedules, if any, included in the Registration Statement present fairly in accordance with GAAP the information required to be stated therein.  The selected financial data and the summary financial information, if any, included in the Registration Statement or the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements incorporated by reference or included in the Registration Statement and the Prospectus.

(xx)            The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Exchange Act) that complies with the requirements of the Exchange Act and has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. Except as disclosed in the Prospectus, the Company’s internal control over financial reporting is effective and the Company is not aware of any material weaknesses in its internal control over financial reporting.

(xxi)           The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective.

(xxii)          Subsequent to the respective dates as of which information is given in the Prospectus or Disclosure Package, there has not been (i) any loss or adverse change, or any development that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (ii) any transaction entered into by each of the Company and its subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by each of the Company and its subsidiaries that is material to the Company and its subsidiaries taken as a whole, except for liabilities or obligations that are reflected in the Prospectus and Disclosure Package, (iv) any change in the capital stock or outstanding indebtedness of the Company (other than through the exercise of outstanding options and warrants or the conversion of outstanding preferred stock), or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company.

(xxiii)         Neither the Company nor any of its subsidiary owns any real property.  Each of the Company and its subsidiaries has good and marketable title to all personal property and assets described in the Prospectus and the Disclosure Package as being owned by it, free and clear of all liens, claims, security interests or other encumbrances, except such as are described in the Prospectus and the Disclosure Package or would not, in the aggregate, reasonably be expected to have a Material Adverse Effect.  All the property described in the Prospectus and the Disclosure Package as being held under lease by the Company and its subsidiaries is held by them under valid, subsisting and enforceable leases, with such exceptions as would not reasonably be expected to have a Material Adverse Effect and do not interfere with the use made and proposed to be made of such property by the Company and its subsidiaries.

(xxiv)         None of the Company nor any of its affiliates (as defined in Rule 405 under the Securities Act) has directly, or through any agent taken any action designed to cause or to result in or that has constituted, or might reasonably be expected to cause or result in or constitute, under the Exchange Act, or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

(xxv)          Each of the Company and its subsidiaries owns, possesses, licenses or possesses adequate rights to use all patents, trademarks, trademark registrations, service marks, service mark registrations, tradenames, copyrights, licenses, inventions, trade secrets and rights described in the Prospectus and the Disclosure Package as being owned by it or necessary for the conduct of its business, and, except as disclosed in the Prospectus and the Disclosure Package, the Company has not received a claim to the contrary (a “Claim”) or any challenge (a “Challenge”) by any other person to the rights of each of the Company and its subsidiaries with respect to the foregoing, except for such Claims and Challenges that would not reasonably be expected to have a Material Adverse Effect.

(xxvi)         Except as disclosed in the Prospectus and the Disclosure Package, the Company and its subsidiaries have filed all tax returns required to be filed (other than filings being contested in good faith), which returns are true and correct in all material respects, and neither of the Company nor any of its subsidiaries is in default in the payment of any taxes that were payable pursuant to said returns or any assessments with respect thereto (other than taxes being contested in good faith), except where the failure to file such returns and make such payments (whether or not being contested in good faith) would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(xxvii)        None of the Company or its subsidiaries has any liability for any prohibited transaction or funding deficiency or any complete or partial withdrawal liability with respect to any pension, profit sharing or other plan which is subject to the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), to which the Company or any of the subsidiaries makes or ever has made a contribution and in which any employee of the Company or any of its subsidiaries is or has ever been a participant.  With respect to such plans, the Company and each of its subsidiaries is in compliance in all material respects with all applicable provisions of ERISA.

(xxviii)       Neither the Company nor any of its subsidiaries own any “margin securities” as that term is defined in Regulation U of the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and none of the proceeds of the sale of the Shares will be used, directly or indirectly, for the purpose of purchasing or carrying any margin security, for the purpose of reducing or retiring any indebtedness which was originally incurred to purchase or carry any margin security or for any other purpose which might cause any of the Shares to be considered a “purpose credit” within the meanings of Regulation T, U or X of the Federal Reserve Board.

(xxix)         No person or entity has the right to require registration of shares of Common Stock or other securities of the Company or any of its subsidiaries because of the filing or effectiveness of the Registration Statements or otherwise, except for persons and entities who have expressly waived such right in writing or who have been given timely and proper written notice and have failed to exercise such right within the time or times required under the terms and conditions of such right.

(xxx)          Other than any agreements between the Company and the Underwriters, neither the Company nor any of its subsidiaries is a party to any agreement or understanding with any person that would give rise to a valid claim against the Company or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares or any transaction contemplated by this Agreement.

(xxxi)         No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in either the Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxii)        The operations of the Company and its subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, applicable money laundering statutes and applicable rules and regulations thereunder (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending, or to the Company’s knowledge, threatened.

(xxxiii)       Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and, to the Company’s knowledge, the Company will not directly or indirectly use the proceeds of the Offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

(xxxiv)       Neither the Company nor any of its subsidiaries nor, to the Company’s knowledge, any employee or agent of the Company or any subsidiary, has (i) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds, (iii) violated any provision of the Foreign Corrupt Practices Act of 1977, as amended, or (iv) made any other unlawful payment.

(xxxv)        The Common Stock is registered pursuant to Section 12(g) of the Exchange Act and is quoted on the Nasdaq Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from the Nasdaq Global Select Market, nor has the Company received any notification that the Commission or the Nasdaq Global Select Market is contemplating terminating such registration or listing.

(xxxvi)       The Company is in compliance with all applicable corporate governance requirements set forth in the Nasdaq Rules.

(b)           Each Underwriter, severally and not jointly, represents and agrees that:

(i)              it has not and will not, directly or indirectly, offer, sell or deliver any of the Shares or distribute the preliminary prospectus, the Prospectus or any other offering materials (including any Issuer Free Writing Prospectus or other free writing prospectuses) relating to the Shares in or from any jurisdiction except under circumstances that will result in compliance with any applicable laws and regulations thereof and that will not impose any obligations on the Company except as set forth herein; and

(ii)             it will comply in all material respects with the selling restrictions set forth in the preliminary prospectus and the Prospectus under the caption “Plan of Distribution—Selling Restrictions.”

2.           Purchase and Sale.  (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to issue and sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company the number of [Firm] Shares set forth opposite such Underwriter’s name in Schedule II hereto, subject to adjustment in accordance with Section 7 hereof, in each case at the purchase price of $[____] per Share (the “Purchase Price”).

(b)           [In addition, the Company agrees to issue and sell the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, shall have the option to purchase, severally and not jointly, from the Company the Option Shares at the Purchase Price.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Firm Shares set forth opposite the name of such Underwriter in Schedule II hereto (or such number increased as set forth in Section 7 hereof) bears to the aggregate number of Firm Shares being purchased from the Company by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make.

The Underwriters may exercise the option to purchase the Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of this Agreement, by written notice from the Representatives to the Company.  Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for which may be the same date and time as the Closing Date but shall not be earlier than the Closing Date nor later than the tenth full business day after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 7 hereof).  Any such notice shall be given at least three business days prior to the date and time of delivery specified therein.]

3.           Delivery and Payment.  The Company shall deliver, or cause to be delivered, the Shares to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the Purchase Price thereof in federal (same-day) funds or wire transfer to an account previously designated to the Representatives by the Company, by causing Mellon Investor Services LLC, as registrar, to register the Shares in the name of Cede & Co., as nominee for The Depository Trust Company (“DTC”), or such other nominee as DTC may designate, and shall cause DTC to credit the [Firm] Shares to the account of the Representatives at DTC.

The time and date of such delivery and payment, with respect to the [Firm] Shares, shall be [____] [a.m./p.m.], New York City time on the third business day, unless otherwise permitted by the Commission pursuant to Rule 15c6-1 of the Exchange Act (the “Closing Date”), following the date of the Prospectus or such other time and date as the Representatives and the Company may agree upon in writing[, and with respect to the Option Shares shall be [____] [a.m./p.m.], New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Option Shares, or at such other time and date as the Representatives and the Company may agree upon in writing, which may be the Closing Date (the “Option Closing Date”)].

4.           Agreements.  The Company agrees with the several Underwriters that:

(a)           During the period beginning at the Initial Sale Time and ending on the later of the Closing Date or such date, as in the opinion of counsel for the Underwriters, the Prospectus is no longer required by law to be delivered in connection with sales by an Underwriter or dealer (except for delivery requirements imposed because such Underwriter or dealer is an affiliate of the Company), including in circumstances where such requirement may be satisfied pursuant to Rule 172 (the “Prospectus Delivery Period”), the Company will not file any amendment to the Registration Statement or supplement to the Base Prospectus or the Disclosure Package (including the Prospectus) unless the Company has furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.  The Company will advise the Representatives promptly (i) when the Prospectus and any supplements thereto shall have been filed with the Commission pursuant to Rule 424, (ii) when any amendment to the Registration Statement shall have become effective, (iii) of any request by the Commission for any amendment of the Registration Statement or amendment of or supplement to the Prospectus or the Disclosure Package or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the institution or to the Company’s knowledge, threatening of any proceeding for that purpose and (v) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose.  The Company will use its best efforts to prevent the issuance of any such stop order and, if issued, to obtain as soon as possible the withdrawal thereof.

(b)           If, at any time during the Prospectus Delivery Period, except with respect to any such delivery requirement imposed upon an affiliate of the Company in connection with any secondary market sales, any event occurs as a result of which the Disclosure Package or the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in light of the circumstances under which they were made or then prevailing, as the case may be, not misleading, or if it shall be necessary to amend or supplement the Disclosure Package or the Prospectus to comply with the Securities Act or the Exchange Act, the Company promptly will prepare and file with the Commission, subject to the first sentence of paragraph (a) of this Section 4, an amendment or supplement that will correct such statement or omission or an amendment or supplement that will effect such compliance (including, if consented to by the Underwriters, by means of an Issuer Free Writing Prospectus), and will give immediate notice, and confirm in writing, to the Underwriters to cease the solicitation of offers to purchase the Shares, and furnish to the Underwriters a reasonable number of copies of such amendment or supplement.

(c)          The Company will make generally available to its security holders and to the Representatives as soon as practicable, but not later than 60 days after the close of the period covered thereby, an earnings statement (in form complying with the provisions under Rule 158 under the Securities Act) covering a twelve-month period beginning not later than the first day of the Company’s fiscal quarter next following the “effective date” (as defined in Rule 158) of the Registration Statement.

(d)          The Company will furnish to the Representatives and counsel for the Underwriters, without charge, copies of the Registration Statement (including exhibits thereto) and each amendment thereto which shall become effective on or prior to the Closing Date and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Securities Act, as many copies of the preliminary prospectus, or the Prospectus and any amendments thereof and supplements thereto as the Representatives may reasonably request.  The Company will pay the expenses of printing all documents relating to the offering.

(e)           The Company will arrange for the qualification of the Shares for sale under the laws of such jurisdictions as the Representatives may reasonably designate, will maintain such qualifications in effect so long as required for the distribution of the Shares and will arrange for the determination of the legality of the Shares for purchase by investors; provided, however, that the Company shall not be required to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general or unlimited service of process in any jurisdiction where it is not now so subject.

(f)           During the period commencing on the date hereof and ending [__] days after the date of the Prospectus (the “Lock-Up Period”), the Company will not, without the prior written consent of the Representatives, (1) offer or sell in a public offering or an offering pursuant to Rule 144A under the Securities Act, or pledge, any shares of Common Stock, any shares of convertible preferred stock, or any capital stock or other securities, including units or debt securities, convertible into, or exercisable for, shares of Common Stock, or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash, or otherwise.  The foregoing restriction shall not apply to (i) the issuance of securities pursuant to or in connection with any employment contract, benefit plan or similar arrangement with or for the benefit of employees, officers, directors or consultants adopted before or after the date hereof, (ii) sales or issuances of securities pursuant to contractually binding requirements or agreements currently in effect, (iii) any issuance or commitment to issue securities in connection with any merger or acquisition transaction, or (iv) any issuance that is the result of an exchange or conversion of any class or series of capital stock for any other series of capital stock.

(g)          The Company represents that it has not made and agrees that, unless it obtains the prior written consent of the Representatives, it will not make, any offer relating to the Shares that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined under Rule 405 under the Securities Act) required to be filed by the Company with the Commission or retained by the Company under Rule 433 under the Securities Act; provided that the prior written consent of the Representatives shall be deemed to have been given in respect of the Issuer Free Writing Prospectuses included in Schedule III hereto.  Any such free writing prospectus consented to by the Representatives is hereinafter referred to as a “Permitted Free Writing Prospectus.”  The Company agrees that (i) it has treated and will treat as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, and (ii) it has complied and will comply, as the case may be, with the requirements under Rules 164 and 433 under the Securities Act applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.  The Company consents to the use by any Underwriter of a free writing prospectus that (a) is not an “issuer free writing prospectus” as defined under Rule 433, and (b) contains only (i) information describing the preliminary terms of the Shares or their offering, (ii) information permitted by Rule 134 under the Securities Act or (iii) information that describes the final terms of the Shares or their offering.

(h)          In connection with the offering contemplated hereby, the Company agrees not to take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares; provided that the Company may repurchase shares of its Common Stock in compliance with the safe harbor provided by Rule 10b-18 under the Exchange Act and in compliance with Regulation M under the Exchange Act after [the thirtieth day following the date of this Agreement][the end of the option exercise period set forth in Section 2 hereof].

(i)           The Company agrees to use its best efforts to list, subject to notice of issuance, the Shares on the Nasdaq Global Select Market and to maintain such listing on the Nasdaq Global Select Market.

(j)           The Company agrees to maintain a transfer agent and, if necessary under the jurisdiction of incorporation of the Company, a registrar for the Common Stock.

5.           Conditions to the Obligations of the Underwriters.  The obligations of the Underwriters to purchase the Shares shall be subject to the accuracy of the representations and warranties on the part of the Company contained herein as of the date hereof, as of the date of the effectiveness of any amendment to the Registration Statement filed prior to the Closing Date (including the filing of any document incorporated by reference therein) and as of the Closing Date [and any Option Closing Date], to the accuracy of the statements of the Company made in any certificates furnished pursuant to the provisions hereof, to the performance by the Company of its obligations hereunder and to the following additional conditions:

(a)           For the period from and after effectiveness of this Agreement and prior to the Closing Date [and any Option Closing Date]:

(i)              no stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission;

(ii)             the Company shall have filed the preliminary prospectus and the Prospectus with the Commission (including the information required by Rule 430B under the Securities Act) in the manner and within the time period required by Rule 424(b) under the Securities Act; or the Company shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective (if not automatically effective under the rules of the Commission);

(iii)             the Financial Industry Regulatory Authority, Inc. (“FINRA”) shall have raised no objection to the fairness and reasonableness of the underwriting terms and arrangements;

(iv)             the Shares to be delivered on the Closing Date[, or Option Closing Date, as the case may be,] shall have been approved for listing on the Nasdaq Global Select Market, subject to official notice of issuance; and

(v)             the lock-up agreements, each substantially in the form of Exhibit A hereto, between you and the officers of the Company listed on Exhibit A-1 hereto relating to sales and certain other dispositions of shares of capital stock of the Company or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date[, and any Option Closing Date, as the case may be].

(b)          The Company shall have furnished to the Representatives the opinion of Morrison & Foerster LLP, counsel for the Company, dated the Closing Date [and any Option Closing Date], in substantially the form attached hereto as Exhibit B, and the opinion of the General Counsel of the Company (or such other attorney, reasonably acceptable to counsel to the Underwriters, who exercises general supervision or review in connection with a particular securities law matter for the Company), dated the Closing Date [and any Option Closing Date], in substantially the form attached hereto as Exhibit C.

(c)           The Representatives shall have received from [________], counsel for the Underwriters, such opinion or opinions, dated the Closing Date [and any Option Closing Date], with respect to the issuance and sale of the Shares, the Registration Statement, the Disclosure Package, and the Prospectus and any other related matters as the Representatives may reasonably require, and the Company shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(d)          The Company shall have furnished to the Representatives a certificate of the Company, signed by the Chief Executive Officer or a Senior Vice President, and the principal financial or accounting officer of the Company, dated the Closing Date [and any Option Closing Date], to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package and the Prospectus and this Agreement and:

(i)              the representations and warranties of the Company in this Agreement are true and correct with the same force and effect as though expressly made at and as of the Closing Date [or such Option Closing Date] and the Company has performed or complied with all the agreements and satisfied all the conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date [or such Option Closing Date];

(ii)             no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or to their knowledge threatened by the Commission; and

(iii)             since the date of the most recent financial statements included in the Disclosure Package and the Prospectus, there has been no material adverse change or any development involving a prospective material adverse change in the condition (financial or other), earnings, business or properties of the Company and its subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business, except as set forth in or contemplated in the Disclosure Package and the Prospectus.

(e)          At the time this Agreement is executed, BDO Seidman, LLP shall have furnished to the Representatives a letter or letters, dated as of the date of this Agreement, in form and substance satisfactory to the Representatives (i) confirming that they are an independent registered public accounting firm with respect to the Company within the meaning under the Securities Act and the applicable rules and regulations thereunder adopted by the Commission and the Public Company Accounting Oversight Board (United States) and (ii) stating the conclusions and findings of such firm, of the type ordinarily included in accountants’ “comfort letters” to underwriters, with respect to the financial statements and certain financial information contained or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus.  In addition, on the Closing Date [and any Option Closing Date], BDO Seidman, LLP shall have furnished to the Representatives a letter or letters, dated the Closing Date [or such Option Closing Date], in form and substance satisfactory to the Representatives, confirming as of the date of such letter (or, with respect to matters involving changes or developments since the respective dates as of which specified financial information is given in the Disclosure Package and the Prospectus, as the case may be, as of a date not more than three business days prior to the date of the letter), the conclusions and findings of such firm, of the type ordinarily included in accountants’ “bring-down comfort letters” to underwriters, with respect to the financial information and other matters covered by its letter delivered to the Representatives concurrently with the execution of this Agreement pursuant to this paragraph.

(f)           Since the respective dates as of which information is given in the Prospectus or the Disclosure Package there has not been, (i) any loss or adverse change, or any development that could reasonably be expected to have a Material Adverse Effect on the Company and its subsidiaries taken as a whole, (ii) any transaction entered into by each of the Company and its subsidiaries, except transactions in the ordinary course of business, (iii) any obligation, direct or contingent, incurred by each of the Company and its subsidiaries that is material to the Company and its subsidiaries taken as a while, except for liabilities or obligations that are reflected in the Prospectus and the Disclosure Package, (iv) any change in the capital stock or outstanding indebtedness of the Company (other than through the exercise of outstanding options and warrants or the conversion of outstanding preferred stock), or (v) any dividend or distribution of any kind declared, paid or made on the capital stock of the Company, the effect of which, in any such case described in clause (i), (ii), (iii), (iv) or (v) of this paragraph (f), is, in the judgment of the Representatives, so material and adverse as to make it impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package.

(g)           No action shall have been taken and no law, statute, rule, regulation or order shall have been enacted, adopted or issued by any governmental agency or body that would prevent the issuance or sale of the Shares or that would materially and adversely affect the business or operations of the Company; and no injunction, restraining order or order of any other nature by any federal or state court of competent jurisdiction shall have been issued which would prevent the issuance or sale of the Shares or materially and adversely affect or potentially materially and adversely affect the business or operations of the Company.

(h)           Subsequent to the execution and delivery of this Agreement there shall not have occurred any of the following:  (i) trading in securities generally on the New York Stock Exchange, Nasdaq Global Select Market or the NYSE Amex LLC or in the over-the-counter market, or trading in any securities of the Company on any exchange or in the over-the-counter market, shall have been suspended or materially limited, or minimum or maximum prices or maximum range for prices shall have been established on any such exchange or such market by the Commission, by such exchange or market or by any other regulatory body or governmental authority having jurisdiction, (ii) a banking moratorium shall have been declared by federal or state authorities or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, (iii) the United States shall have become engaged in hostilities, or the subject of an act of terrorism, or there shall have been an outbreak of or escalation in hostilities involving the United States, or there shall have been a declaration of a national emergency or war by the United States or (iv) there shall have occurred such a material adverse change in general economic, political or financial conditions (or the effect of international conditions on the financial markets in the United States shall be such) as to make it, in the judgment of the Representatives, impracticable or inadvisable to proceed with the sale or delivery of the Shares on the terms and in the manner contemplated in the Disclosure Package and the Prospectus.

(i)           The Company shall have prepared and filed with the Commission a Current Report on Form 8-K with respect to the offering and sale of the Shares, which shall include as an exhibit thereto this Agreement and any other appropriate exhibit.

(j)           Prior to the Closing Date [and any Option Closing Date], the Company shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.

(k)          There shall not have come to the Representatives’ attention any facts that would cause the Representatives to believe that the Disclosure Package, as of the Initial Sale Time, or the Prospectus, at the time it was required to be delivered to a purchaser of the Shares, included any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances existing at the time of such delivery, not misleading.

If any of the conditions specified in this Section 5 shall not have been fulfilled in all material respects when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be in all material respects reasonably satisfactory in form and substance to the Representatives and their counsel, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date [and any Option Closing Date] by the Representatives.  Notice of such cancellation shall be given to the Company in writing or by telephone or facsimile confirmed in writing.

6.           Payment of Expenses.  The Company will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing, delivery to the Underwriters and filing of the Registration Statement, any Issuer Free Writing Prospectus, the preliminary prospectus and the Prospectus as originally filed and of each amendment or supplement thereto, (ii) the copying of this Agreement, (iii) the preparation, issuance and delivery of the certificates for the Shares to the Underwriters, including capital duties, stamp duties and transfer taxes, if any, payable upon issuance of any of the Shares, the sale of the Shares to the Underwriters and the fees and expenses of any transfer agent or registrar for the Shares, (iv) the fees and expenses of counsel to any such transfer agent or registrar, (v) the fees and disbursements of the Company’s counsel and accountants, (vi) the qualification of the Shares under state securities laws in accordance with the provisions of Section 4(e), including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of any Blue Sky survey, (vii) the printing and delivery to the Underwriters of copies of any Blue Sky survey, (viii) the fees of FINRA, (ix) any listing of the Shares on the Nasdaq Global Select Market, and (x) any fees charged by rating agencies for the rating of the Shares.

If the sale of the Shares provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 5 hereof is not satisfied or because of any refusal, inability or failure on the part of the Company to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Underwriters, the Company will reimburse the Underwriters severally upon demand for all out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Shares.

7.           Indemnification and Contribution.

(a)           The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act against any loss, claim, damage, liability or expense, as incurred, to which such Underwriter or such controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, including any information deemed to be a part thereof pursuant to Rule 430B under the Securities Act, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Package or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and to reimburse each Underwriter and each such controlling person for any and all expenses (including the reasonable fees and disbursements of counsel chosen by the Representatives) as such expenses are reasonably incurred by such Underwriter or such controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action; provided, however, that the foregoing indemnity agreement shall not apply to any loss, claim, damage, liability or expense to the extent, but only to the extent, arising out of or based upon any untrue statement or alleged untrue statement or omission or alleged omission made in reliance upon and in conformity with the Underwriter Information.  The indemnity agreement set forth in this Section 7(a) shall be in addition to any liabilities that the Company may otherwise have.

(b)           Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of its directors, each of its officers who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, against any loss, claim, damage, liability or expense, as incurred, to which the Company, or any such director, officer or controlling person may become subject, insofar as such loss, claim, damage, liability or expense (or actions in respect thereof as contemplated below) arises out of or is based upon (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, or any amendment thereto, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading; or (ii) any untrue statement or alleged untrue statement of a material fact contained in the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, and only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Base Prospectus, the preliminary prospectus or the Prospectus (or any amendment or supplement thereto), in reliance upon and in conformity with the Underwriter Information; and to reimburse the Company, or any such director, officer or controlling person for any legal and other expense reasonably incurred by the Company, or any such director, officer or controlling person in connection with investigating, defending, settling, compromising or paying any such loss, claim, damage, liability, expense or action.  The Company hereby acknowledges that the only information that the Underwriters have furnished to the Company expressly for use in the Registration Statement, the Disclosure Package or the Prospectus (or any amendment or supplement thereto) are the names of the Underwriters[, the sentences relating to concessions and reallowances] and the statements set forth in [[_____] and [_____] paragraphs] under the caption “Underwriting” in the preliminary prospectus and the Prospectus.  The indemnity agreement set forth in this Section 7(b) shall be in addition to any liabilities that each Underwriter may otherwise have.

(c)           Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under this Section 7, notify the indemnifying party in writing of the commencement thereof; but the failure to so notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any liability other than the indemnification obligation provided in paragraph (a) or (b) above.  In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel satisfactory to such indemnified party; provided, however, that if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties that are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select one separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties.  Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 7 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (other than local counsel approved by the Representatives)), representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party.

(d)           No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement, compromise or consent to the entry of judgment in any pending or threatened action, suit or proceeding in respect of which any indemnified party is or could have been a party and indemnity was or could have been sought hereunder by such indemnified party, unless such settlement, compromise or consent (i) includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such action, suit or proceeding and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)           If the indemnification provided for in Sections 7(a) through (d) is for any reason unavailable to or otherwise insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount paid or payable by such indemnified party, as incurred, as a result of any losses, claims, damages, liabilities or expenses referred to therein (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, from the offering of the Shares pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations.  The relative benefits received by the Company, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Shares pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Shares pursuant to this Agreement (before deducting expenses) received by the Company, and the total underwriting discount received by the Underwriters, in each case as set forth on the front cover page of the Prospectus, bear to the aggregate initial public offering price of the Shares as set forth on such cover.  The relative fault of the Company, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact or any such inaccurate or alleged inaccurate representation or warranty relates to information supplied by the Company, on the one hand, or the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in Section 7(c), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.  The provisions set forth in Section 7(c) with respect to notice of commencement of any action shall apply if a claim for contribution is to be made under this Section 7; provided, however, that no additional notice shall be required with respect to any action for which notice has been given in accordance with Section 7(c) for purposes of indemnification.  The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 7(e).

Notwithstanding the provisions of this Section 7(e), no Underwriter shall be required to contribute any amount in excess of the underwriting discounts received by such Underwriter in connection with the Shares underwritten by it.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) under the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations to contribute pursuant to this Section 7(e) are several, and not joint, in proportion to their respective underwriting commitments as set forth opposite their names in Schedule II.  For purposes of this Section 7(e), each person, if any, who controls an Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Company.  Any party entitled to contribution will, promptly after receipt of notice of commencement of any action, suit or proceeding against such party in respect of which a claim for contribution may be made against another party or parties under this paragraph (e), notify such party or parties from whom contribution may be sought, as contemplated by the preceding paragraph.  However, the omission to so notify such party or parties shall not relieve the party or parties from whom contribution may be sought from any other obligation it or they may have hereunder or otherwise than under this paragraph (e).

8.           Default by an Underwriter.  If any one or more Underwriters shall fail to purchase and pay for any of the Shares agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the amount of Shares set forth opposite their names in Schedule II hereto bear to the aggregate amount of Shares set forth opposite the names of all the remaining Underwriters) the Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Shares which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate amount of Shares set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Shares, and if such non-defaulting Underwriters do not purchase all the Shares, this Agreement will terminate without liability to any non-defaulting Underwriter or the Company.  In the event of a default by any Underwriter as set forth in this Section 8, the Closing Date shall be postponed for such period, not exceeding seven days, as the Representatives shall determine in order that the required changes in the Registration Statement, the Disclosure Package, the preliminary prospectus and the Prospectus or in any other documents or arrangements may be effected.  Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Company and any non-defaulting Underwriter for damages occasioned by its default hereunder.

9.           Termination.  This Agreement shall be subject to termination in the absolute discretion of the Representatives, by notice given to the Company prior to delivery of and payment for the Shares, if prior to such time (i) trading in securities generally or in the Common Stock of the Company listed on the Nasdaq Global Select Market shall have been suspended or limited or minimum prices shall have been established on such exchange, or (ii) a banking moratorium shall have been declared by federal, California or New York State authorities or a material disruption in the commercial banking or securities settlement or clearance services in the United States shall have occurred, or (iii) there shall have occurred any outbreak or material escalation of hostilities or other calamity or crisis (in the United States or elsewhere) the effect of which on the financial markets of the United States is such as to make it, in the judgment of the Representatives, impracticable to market the Shares.

10.         Representations and Indemnities to Survive.  The respective agreements, representations, warranties, indemnities and other statements of the Company or its officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or the Company or any of the officers, directors or controlling persons referred to in Section 7 hereof, and will survive delivery of and payment for the Shares.  The provisions of Section 6 and 7 hereof and this Section 10 shall survive the termination or cancellation of this Agreement.

11.         Notices.  All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or faxed and confirmed to them, at the address specified in Schedule I hereto, with a copy to:  [________], [address], Attn:  [________], facsimile number:  [________]; or, if sent to the Company, will be mailed, delivered or faxed and confirmed to it at Sonic Solutions, 101 Rowland Way, Suite 110, Novato, California 94945, facsimile number: [________], with a copy to:  Morrison & Foerster LLP, 1290 Avenue of the Americas, New York, New York 10104-0050, Attn:  James R. Tanenbaum, Esq., facsimile number:  (212) 468-7900.

12.         Successors.  This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 7 hereof, and no other person will have any right or obligation hereunder.

13.         No Fiduciary Duties; Agreement Complete.

(a)           The Company acknowledges and agrees that: (i) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Company, on the one hand, and the several Underwriters, on the other hand, and the Company is capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement; (ii) in connection with each transaction contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the financial advisor, agent or fiduciary of the Company, or its affiliates, shareholders, creditors or employees or any other party; (iii) no Underwriter has assumed or will assume an advisory, agency or fiduciary responsibility in favor of the Company with respect to any of the transactions contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) and no Underwriter has any obligation to the Company with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement; (iv) the several Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and that the several Underwriters have no obligation to disclose any of such interests by virtue of any advisory, agency or fiduciary relationship; and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

(b)           This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company and the several Underwriters, or any of them, with respect to the subject matter hereof.  The Company hereby waives and releases, to the fullest extent permitted by law, any claims that the Company may have against the several Underwriters with respect to any breach or alleged breach of agency or fiduciary duty.

14.         Applicable Law.  This Agreement will be governed by and construed in accordance with the internal laws of the State of New York, without giving effect to principles of conflict of laws.

15.         Counterparts.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the several Underwriters and the Company in accordance with its terms.

Very truly yours,

SONIC SOLUTIONS

By:
Name:
Title:

CONFIRMED AND ACCEPTED,
as of the date first above written:

[____________________]
By:
Name:
Title:

________________________
By:
Name:
Title:

For themselves and as the Representatives
of the several Underwriters named in
Schedule II hereto.

SCHEDULE I

Underwriting Agreement dated ___________, 20__.

Registration Statement No. 333- ___________.

Representatives:

Address of Representatives:

Purchase Price and Description of Shares:

Purchase price (include type of funds, if applicable): ____________ in federal (same day) funds or wire transfer to an account previously designated to the Representatives by the Company

Other provisions:

Closing Date, Time and Location:  _________________, New York City time, Office of Morrison & Foerster LLP

Schedule I-1

SCHEDULE II

Underwriters	Number of Shares to be Purchased
[_____]	[_____]
[_____]	[_____]

Total	[_____]

Schedule II-1

SCHEDULE III

Issuer Free Writing Prospectuses

[Final Term Sheet]

Schedule III-1

EXHIBIT A

Lock-Up Agreement

[Date]

[Representatives]
[Address]

As Representatives of the several Underwriters
listed in Schedule II to the
Underwriting Agreement referred to below

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with Sonic Solutions, a California corporation (the “Company”), providing for the public offering (the “Public Offering”) by the several Underwriters named in Schedule II to the Underwriting Agreement (the “Underwriters”), of common stock of the Company (the “Shares”).  Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Shares, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of [Representatives], on behalf of the Underwriters, the undersigned will not, during the period ending [__] days (the “Lock Up Period”) after the date of the prospectus relating to the Public Offering (the “Prospectus”), (1) offer or sell in a public offering or an offering pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), or pledge, any shares of common stock, no par value, of the Company (the “Common Stock”), any shares of convertible preferred stock, or any capital stock or other securities, including units of debt securities, convertible into, or exercisable for, shares of Common Stock or (2) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise.

The foregoing paragraph shall not apply to (a) bona fide gifts, (b) dispositions to any trust for the direct or indirect benefit of the undersigned and/or a member of the immediate family of the undersigned, (c) the transfer or intestate succession to the legal representatives or a member of the immediate family of the undersigned, (d) the sale pursuant to any existing contract, instruction or plan that satisfies all of the requirements of Rule 10b5-1(c)(1)(i)(B) (a “Plan”), (e) the establishment of any Plan provided that no sales of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock, shall be made pursuant to a Plan prior to the expiration of the Lock-up Period if such Plan was established after the date hereof, (f) dispositions from any grantor retained annuity trust established for the direct benefit of the undersigned and/or a member of the immediate family of the undersigned pursuant to the terms of such trust, (g) the distribution to any partnership, corporation or limited liability company controlled by the undersigned or by a member of the immediate family of the undersigned, (h) the disposition pursuant to an existing pledge of Common Stock or securities convertible into, or exchangeable or exercisable for, Common Stock as security for a margin account pursuant to the terms of such account, (i) the exercise pursuant to the Company’s existing stock option plans effected by the delivery or sale of shares of Common Stock of the Company held by the undersigned.  For purposes of this paragraph, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement.  All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if the Underwriting Agreement does not become effective, or if the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Shares to be sold thereunder, the undersigned shall be released from all obligations under this Letter Agreement.  The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

This Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF OFFICER]

EXHIBIT A-1

List of Directors and Officers Signing Lock-ups:

EXHIBIT B

Form of Opinion of Morrison & Foerster LLP

EXHIBIT C

Form of Opinion of General Counsel of the Company